Exhibit 5
                                                                       ---------

                            Enron North America Corp.
                                1400 Smith Street
                              Houston, Texas 77002

                                February 10, 2000



FirstWorld Communications, Inc.
Attn: Mr. Jeffrey Dykes
8390 E. Crescent Parkway, Suite 300
Greenwood Village, CO 80111

Colorado Spectra 1, L.L.C.
Colorado Spectra 2, L.L.C.
Colorado Spectra 3, L.L.C.
Colorado Spectra 4, L.L.C.
Attn: Donald Sturm
3033 East First Avenue, Suite 200
Denver, Colorado 80206

TPG Partners  III L.P.
T3 Partners L.P.
Colony Investors IV L.P.
Attn: Rick Ekelbery
c/o Texas Pacific Group
201 Main Street
Suite 2420
Fort Worth TX 76102


     Re: Assignment of Rights, Assumption of Obligations and Termination of Rights of Enron North America Corp. (formerly Enron Capital & Trade Resources Corp.) (together with all its affiliates, "ENA"), Nina I, L.L.C., ECT Merchant Investments Corp. and Sundance Assets, L.P. (together with ENA, the "Enron Entities") with respect to the Amended and Restated Investor Rights Agreement (the "Agreement"), dated as of April 13, 1998, as amended, among the Enron Entities, FirstWorld Communications, Inc. (formerly SpectraNet International) ("FirstWorld"), Colorado Spectra 1, L.L.C., Colorado Spectra 2, L.L.C., Colorado Spectra 3, L.L.C., Colorado Spectra 4, LLC (collectively, the "Sturm Entities"), and the other individuals and entities signatory thereto

Gentlemen:

     This letter will evidence the agreement of the parties, in accordance with
Section 5.5 of the Agreement, to (1) the assignment of certain rights by the Enron Entities and the substitution of TPG Partners III L.P., T3 Partners L.P. and Colony Investors IV, L.P., each a Delaware limited partnership, (collectively, the "Purchasers") for the Enron Entities with respect to certain rights and obligations set forth in the Agreement; (2) the adoption of the Agreement by the Purchasers; and (3) the termination of certain rights of the Enron Entities under the Agreement.


     1. Assignment. Effective upon the closing of the sale of FirstWorld securities held by ENA to the Purchasers pursuant to the Stock Purchase Agreement dated as of February 10, 2000 by and between ENA and ECT Merchant Investment Corp. and the Purchasers (the "Closing Date"), the Enron Entities hereby assign to the Purchasers the following rights under the Investor Rights
Agreement: (a) their rights to register "Registrable Securities," as defined in the Agreement, pursuant to Section 2 of the Agreement with respect to the FirstWorld securities transferred to each of the Purchasers by the Enron Entities upon the Closing; (the Enron Entities will retain their registration rights with respect to the FirstWorld securities retained by the Enron Entities after the Closing (the "Retained Securities"), (b) their rights of first refusal under Section 4 of the Agreement, and (c) rights to FirstWorld information under
Section 3 of the Agreement; (the Enron Entities will retain such rights with respect to the Retained Securities). FirstWorld acknowledges and agrees that the requirements of clause (A) of the proviso to Section 2.10 have been satisfied. The Sturm Entities and FirstWorld hereby acknowledge and agree that all requirements of the Agreement for the assignment of the rights described herein have been met and that this letter agreement is effective to assign such rights.

     The parties hereto further consent to the amendment of the Agreement pursuant to Section 5.5(a), effective upon the Closing, by replacing each reference to "Enron" with a reference to "TPG III Partners, L.P." in Sections 2.11, 2.12, 5.5(a) and 5.5(b).

     2. Adoption. Pursuant to Section 2.1(a)(ii)(A) and clause (B) of the proviso to Section 2.10 of the Agreement, each of the Purchasers hereby agrees to be bound by the terms of, and subject to all of the restrictions set forth in, the Agreement. FirstWorld and the Sturm Entities hereby acknowledge satisfaction of the requirements of Section 2.1(a)(ii)(B) with respect to ENA's sale to the Purchasers.

     3. Termination of Rights. All remaining rights and obligations of the Enron Entities under the Agreement, including the registration rights under Section 2 with respect to the Retained Securities, will terminate upon the later to occur of: (i) the Closing and (ii) the consummation of an offering of the FirstWorld Series B Common Stock registered pursuant to the Securities Act of 1933, as amended, and the listing of the Series B Common Stock for trading on the New York Stock Exchange or quotation on the Nasdaq National Market. Notwithstanding the foregoing, the rights of the Enron Entities under Section 4 of the Agreement shall terminate upon the Closing.

     4. Assignees. If any of the Purchasers assigns any of its rights to purchase FirstWorld securities from any of the Enron Entities, the Purchaser shall require the assignee to become a party to the Agreement and this letter agreement by agreeing in writing to be bound by all the terms of both agreements. Notwithstanding anything contained in the Agreement to the contrary, FirstWorld and the Sturm Entities agree that so long as the assignee is an affiliate of one of the Purchasers no notice or information disclosure is required to permit the assignee to become a party to the agreements.

     5. Consent. The Purchasers and the Enron Entities acknowledge and agree that the Enron Entities have previously consented under Section 5.5 of the Agreement to an amendment to the Agreement which provides Lucent Technologies, SAIC Venture Capital Corp. and Microsoft Corporation with S-3, demand and piggyback registration rights. In addition, the Purchasers and the Enron Entities hereby consent to an amendment to the Agreement to provide TPG FirstWorld I, LLC with identical demand, S-3 and piggyback rights with respect to the shares of Series B common stock of FirstWorld purchased by TPG FirstWorld I, LLC in a private placement which will close concurrently with FirstWorld's IPO.

     6. Notice for the Purchasers. Pursuant to Section 2.10 of the Agreement, the address for each of the Purchasers is as provided on the first page hereto.

                           (Signature pages to follow)

     Please evidence your agreement with the foregoing by signing this letter and the enclosed duplicate counterparts in the space provided below and returning one copy to ENA, attention: Anne Koehler at the address provided above.


                                                Very truly yours,

                                                ENRON NORTH AMERICA CORP.


                                                By: /s/ Stephen R. Horn
                                                    -------------------
                                                Name:  Stephen R. Horn
                                                Title: Vice President

                                                SUNDANCE PARTNERS, L.P.

                                                By: /s/ Stephen R. Horn
                                                    -------------------
                                                Name:  Stephen R. Horn
                                                Title: Vice President

                                                NINA I, LLC

                                                By: /s/ Stephen R. Horn
                                                    -------------------
                                                Name:  Stephen R. Horn
                                                Title: Vice President


                                                ECT MERCHANT INVESTMENTS CORP.

                                                By: /s/ Stephen R. Horn
                                                    -------------------
                                                Name:  Stephen R. Horn
                                                Title: Vice President

AGREED TO AND ACCEPTED
this 10th day of February, 2000.


FIRSTWORLD COMMUNICATIONS, INC.          COLORADO SPECTRA 4, L.L.C.


By: /s/ Jeffrey L. Dykes                 By: /s/ James O. Spitzenburger
    --------------------                     --------------------------
Name:  Jeffrey L. Dykes                  Name:  James O. Spitzenburger
Title: V.P., General Counsel             Title: Vice President
       and Secretary


COLORADO SPECTRA 1, L.L.C.               TPG PARTNERS III L.P.


By: /s/ James O. Spitzenberger           By: /s/ Richard Ekleberry
    --------------------------               ---------------------
Name:  James O. Spitzenberger            Name:  Richard Ekleberry
Title: Vice President                    Title: V.P.


COLORADO SPECTRA 2, L.L.C.               T3 PARTNERS L.P.


By: /s/ James O. Spitzenberger           By: /s/ Richard Ekleberry
    --------------------------               ---------------------
Name:  James O. Spitzenberger            Name:  Richard Ekleberry
Title: Vice President                    Title: V.P.


COLORADO SPECTRA 3, L.L.C.               COLONY INVESTORS IV L.P.


By: /s/ James O. Spitzenberger           By: /s/ Richard Ekleberry
    --------------------------               ---------------------
Name:  James O. Spitzenberger            Name:  Richard Ekleberry
Title: Vice President                    Title: V.P.